EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                      SECTION 1350, CHAPTER 63 OF TITLE 18
                           OF THE UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with Amendment No. 2 to the Annual Report of ISTA Pharmaceuticals, Inc. (the "Company") on form 10-K/A for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David R. Waltz, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: May 14, 2003


/s/ LAUREN P. SILVERNAIL
-----------------------------
Lauren P. Silvernail
Chief Financial Officer and
Vice President, Corporate Development